Exhibit 5.1

November 25, 2022

Jushi Holdings Inc. 301 Yamato Road, Suite 3250 Boca Raton, Florida 33431
Dear Sirs/Mesdames:
We have acted as Canadian counsel to Jushi Holdings Inc. (the "Company"), a corporation incorporated under the Business Corporations Act (British Columbia), in connection with the registration statement on Form S-8 (the "Registration Statement") filed on the date hereof with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Securities Act"), relating to the sale or disposition from time to time of up to 33,436,683 subordinate voting shares in the capital of the Company (the "Subordinate Voting Shares") consisting of: (i) 28,583,926 Subordinate Voting Shares issuable upon the exercise of options (the "Options") outstanding under the Company's amended 2019 Equity Incentive Plan (the "Plan"); and (ii) up to an additional 4,852,757 Subordinate Voting Shares issuable pursuant to awards (the "Additional Awards") that may be issued in the future under the Plan.
For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the form of grant agreement representing the Options (the "Certificates"). We have assumed that the actual agreements representing the Options are in the same form as the forms provided to us for review referenced above. For the purposes of this opinion, we have also relied upon the certificate of an officer of the Company as to factual matters (the "Officer's Certificate") and certifying among other things:
(a)the certificate of incorporation, articles and notice of articles of the Company; and
(b)certain resolutions passed by the board of directors of the Company and the compensation committee of the Company relating to the Registration Statement, the Plan, and the Options;
and have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.
We have relied upon the Registration Statement, the Plan, the Certificates and the Officer's Certificate without independent investigation of the matters provided for therein for the purpose of providing our opinions expressed below. We have not conducted any independent enquiries or investigations in respect of the opinions provided hereunder.
In examining the Officer's Certificate and in providing our opinions below we have assumed that: all individuals had the requisite legal capacity; all signatures are genuine; all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; all facts set forth in the Officer's Certificate are complete, true and accurate.

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Our opinions are expressed only with respect to the laws of the Province of British Columbia and of the laws of Canada applicable therein. We express no opinion as to any effect of U.S. federal, state, municipal or other cannabis laws. Without limitation, no opinion is expressed herein with respect to the qualification of the Subordinate Voting Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
Our opinions are expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.
Where our opinion below refers to the Subordinate Voting Shares as being "fully-paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been or will be paid to or provided to the Company. No opinion is expressed as to the adequacy of any consideration received. No opinion is expressed as to any issuance of any securities by any predecessor of the Company.
Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that:
1.upon exercise of the Options in accordance with the terms of the Plan and the Certificates, and subject to receipt of the applicable exercise price therefor, the Subordinate Voting Shares underlying the Options registered under the Registration Statement will be validly issued as fully paid and non-assessable; and

2.upon vesting and/or exercise of the Additional Awards in accordance with the terms of the Plan and any agreements representing such Additional Awards, and subject to receipt of the applicable exercise price therefor, as applicable, the Subordinate Voting Shares underlying the Additional Awards registered under the Registration Statement will be validly issued as fully paid and non-assessable.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.
Yours truly,

/s/ Stikeman Elliott LLP
Stikeman Elliott LLP